UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2016 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
We are furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a PowerPoint presentation to be given at meetings with institutional investor or analysts. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K, a later company filing, or other means. The PowerPoint presentation attached as Exhibit 99.1 to this Current Report on Form 8-K updates and replaces in its entirety all prior PowerPoint presentations filed by us, including the PowerPoint presentation filed as Exhibit 99.1 to the Current Report on Form 8-K dated November 2015, which was filed with the Securities and Exchange Commission on November 9, 2015.
The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.
We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.
The text included with this Current Report on Form 8-K is available on our website located at www.lifelock.com, although we reserve the right to discontinue that availability at any time.
Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not applicable.
(b)    Pro Forma Financial Information.
Not applicable.
(c)    Shell Company Transactions.
Not applicable.
(d)    Exhibits.

Exhibit
Number	Exhibits
99.1	LifeLock, Inc. presentation dated February 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	February 23, 2016	By:	/s/ Chris Power
Chris Power
Chief Financial Officer

EXHIBIT INDEX

99.1	LifeLock, Inc. presentation dated February 2016